As filed with the Securities and Exchange Commission on February 2, 2010.  Registration Statement No. 333-133752

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Corel Corporation
(Exact name of Registrant as specified in its charter)

Canada	98-0407194
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Corel Corporation
1600 Carling Avenue
Ottawa, Ontario
Canada K1Z 8R7
(Address of principal executive offices) (Zip Code)

2003 Share Option and Phantom Unit Plan, as amended
2006 Equity Incentive Plan
 (Full title of the plans)

Kris Hagerman
Chief Executive Officer
Corel Corporation
1600 Carling Avenue
Ottawa, Ontario
Canada K1Z 8R7
(650) 930-5826
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

With Copy to:
Gregory C. Smith
Woodside Counsel, P.C.
203 Redwood Shores, Suite 620
Redwood Shores, California 94065

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 dated May 2, 2006 (file No. 333-133752) (the “Registration Statement”), is filed for the purpose of terminating the Registration Statement and removing from registration any of the securities previously registered that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mountain View, state of California on February 2, 2010.

COREL CORPORATION

By:	/s/ Kris Hagerman
Name: Kris Hagerman
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kris Hagerman, Eleanor Lacey, Amish Mehta, Thomas Berquist and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this post-effective amendment and any and all amendments (including post-effective amendments) and exhibits to the Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated:

COREL CORPORATION

Name	Title	Date

/s/ Kris Hagerman	Chief Executive Officer (Principal Executive Officer)	February 2, 2010
Kris Hagerman

/s/ Thomas Berquist	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	February 2, 2010
Thomas Berquist

/s/ Amish Mehta	Director	February 2, 2010
Amish Mehta	(Authorized Representative in the United States)

/s/ Alexander Slusky	Director	February 2, 2010
Alexander Slusky

/s Barry Tissenbaum	Director	February 2, 2010
Barry Tissenbaum